EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-254181) and Form S-8 (No. 333-252736 and No. 333-264766) of California Resources Corporation (the “Company”) of the reference to Netherland, Sewell & Associates, Inc. and the inclusion of our report dated February 20, 2023 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Netherland, Sewell & Associates, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.
Danny D. Simmons, P.E.
Executive Chairman

Houston, Texas
February 20, 2023